UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: October 17, 2005
(Date of earliest event reported)
ORTHOLOGIC CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Tempe, Arizona	85281

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(602) 286-5520
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On October 17, 2005, OrthoLogic Corp. (the “Company”) entered into an employment agreement with Dana Shinbaum (the “Employment Agreement”), pursuant to which Mr. Shinbaum will serve as the Company’s Vice President of Business Development. The Employment Agreement is filed with this Current Report on Form 8-K (“Form 8-K”) as Exhibit 10.1 and is incorporated herein by reference. The Intellectual Property, Confidentiality and Non-Competition Agreement executed by Mr. Shinbaum, which sets forth restrictions on the disclosure of Company proprietary information and protects the Company’s interest in its intellectual property, is filed with this Form 8-K as Exhibit 10.2 and is incorporated herein by reference.
     Under the Employment Agreement, Mr. Shinbaum may be terminated at any time, with or without cause, at the option of either the Company or Mr. Shinbaum. It provides for a salary of $8653.85, payable every two weeks. This salary is subject to change upon 15 days written notice to Mr. Shinbaum.
Section 2 – Financial Information
Item 2.02 Results of Operations and Financial Condition.
     On October 25, 2005, the Company issued a press release announcing its financial results for the three months ended September 30, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. In addition, on October 25, 2005, the Company held a conference call to discuss the press release and the Company’s financial results. A copy of the conference call transcript is attached hereto as Exhibit 99.2 to this Form 8-K and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated as of October 17, 2005, between the Company and Dana Shinbaum

10.2	Intellectual Property, Confidentiality and Non-Competition Agreement, dated October 17, 2005, between the Company and Dana Shinbaum

99.1	Press release dated October 25, 2005

99.2	Transcript of October 25, 2005 conference call

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2005	ORTHOLOGIC CORP.

/s/ Dr. James M. Pusey

James M. Pusey Chief Executive Officer